To The Board of Directors of
Emily Annie, Inc.
392 Central Park West
New York, New York 10025


                   Re: Emily Annie, Inc.


The undersigned does hereby consent to the use of our opinion dated May 13, 1997 to be used and filed in connection with the SB-2 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission.







Schonfeld & Weinstein, L.L.P.


Dated: May 13, 1997
New York, New York
BOYKOFF AND BELL, P.C.
Certified Public Accountants
2 Skyline Drive
Hawthorne, New York 10532